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                                   EXHIBIT 4.2


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                      Restated Certificate of Incorporation
                                       of
                          Standard Motor Products, Inc.

                            Under Section 807 of the
                            Business Corporation Law


     We, Lawrence I. Sills and Mark S. Chanko, being respectively the President and the Secretary of Standard Motor Products, Inc. hereby certify:

               1.   The name of the corporation is Standard Motor Products, Inc.

               2. The certificate of incorporation was filed by the Department of State on the 30th day of December, 1926.

               3. The certificate of incorporation, as amended heretofore, is further amended as follows:

               (a) to add article "NINTH" relating to the indemnification of the directors, officers and employees of the corporation pursuant to
          Article 7 of the  Business  Corporation  Law of the State of New York;
          and

               (b) to add article "TENTH" relating to the eliminating or limiting of the personal liability of the directors to the corporation and its shareholders pursuant to Section 402(b) of the Business Corporation Law of the State of New York.

               In order to effect the foregoing, articles "NINTH" and "TENTH" shall read as follows:

               "NINTH The corporation  shall, to the fullest extent permitted by
Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said

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Article  from and against  any and all of the  expenses,  liabilities,  or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he or she served at the request of the corporation.

               TENTH The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented."

               4. The text of the restated certificate of incorporation, as further amended, is hereby restated to read as herein set forth in full:

               FIRST: The name of the corporation is: STANDARD MOTOR PRODUCTS, INC.

               SECOND:  The purposes for which it is formed are as follows:

                    (a) To  manufacture  or  otherwise produce automobile parts, equipment, accessories or any articles which may be in any way connected with or belonging to automobiles, or motor vehicles, of any kind, character or description.

                    (b) To  buy,  sell  at  wholesale or retail, import, export, lease or rent, or otherwise deal in automobile parts, equipment, accessories and any other articles of any kind, character, or description, which may be in any way connected with or belonging to automobiles or motor vehicles of any kind, character or description.

                                      -2-

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                    (c) To alter  or  otherwise  change the character of any and all automobile parts, accessories, equipment, or of any articles of any kind, character or description, which
                        may   be  in  any  way connected  with or  belonging  to
                        automobiles or motor vehicles of any kind, character or description.

                    (d) To   buy,   sell,   lease  or  rent,   import,   export,
                        manufacture, produce, or otherwise trade and deal in motor vehicles of any kind, character or description.

                    (e) To  manufacture  or otherwise purchase, and to alter and change the character of goods, wares, merchandise and personal property of any and every class, kind and description which may be lawfully manufactured, produced or altered by corporations under the statues of the State of New York.

                    (f) To make and execute  contracts for the purchase and sale of the articles of merchandise hereinabove mentioned and to purchase and sell options therefor.

                    (g) To  conduct  what  is  generally  known  as a mail order business, subject to any restrictions placed thereon by law.

                    (h) To  buy,  exchange,  lease  or  otherwise  acquire  real estate and any interest or right therein, and to hold, own, operate, control, maintain and manage and improve and develop the same, and to build, construct, maintain, alter, manage and control directly or through ownership of stock in any other corporation, any and all kinds of

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                        buildings, edifices, stores, offices, warehouses, mills,
                        shops, factories, machinery and plants, and any and all other structures and erections.

                    (i) To sell, assign, alienate, transfer and convey, lease or otherwise dispose of, and to mortgage or otherwise encumber the lands, buildings and any and all sorts of real property of this corporation, wherever situate and any and all legal and equitable interests therein.

                    (j) To apply for,   obtain,  register,  purchase,  lease, or
                        otherwise acquire and to hold, use, own and sell, assign, or otherwise dispose of any trademarks, trade names, patents, inventions and improvements accrued under letters of patent of the United States or elsewhere or otherwise; and to use and grant licenses in respect of, or otherwise turn to account any such trademarks, patents, licenses, inventions, and the like or any such property or rights.

                    (k) To  acquire by purchase, subscription or otherwise,  and to sell, assign, pledge or otherwise dispose of the stocks and bonds or any obligations of any corporation, and to exercise in respect thereof all the rights, powers and privileges of individual owners including the right to vote thereon, the ownership of which is conducive to and consistent with the purposes of this corporation; and to issue in exchange for such stocks, bonds and obligations of such corporation, the stocks, bonds and obligations of this corporation.


                                      -4-
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                    (l) To aid in any manner permitted by law any corporation of which any bonds and other securities or evidences of indebtedness or stocks are held by this corporation, and to do any acts for the protection, preservation or
                        enhancement  of  the  value   of  such  bonds  or  other
                        securities or evidences of indebtedness or stock.

                    (m) To engage in and carry out all the  purposes and objects herein set forth, and to acquire all the property, rights and to exercise all the rights, privileges and powers herein enumerated, in the United States, and any foreign country.

                    (n) The foregoing  and following  clauses shall be construed as objects and powers in furtherance and not in limitation of the general powers conferred by the laws of the State of New York, and it is hereby expressly provided that the foregoing and following enumeration of powers shall not be held to limit or restrict in any manner the powers of this corporation, and this corporation may do all and everything necessary, suitable or proper for the accomplishments of any of the purposes or objects hereinabove enumerated either alone or in association with other corporations, firms, or individuals to the same extent and as fully as individuals might or could do as principal, agents, contractors or otherwise.

                    (o) Nothing in this certificate  contained,  however,  shall authorize the corporation to carry on any business or exercise any powers in any state or country which a similar corporation organized under the laws

                                      -5-

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                        of the State or country could not carry on or  exercise,
                        or to engage within or without  the State of New York in
                        the   business   of   a   lighting   or   transportation
                        corporation or the common carrier business or to issue bills, notes, or other evidence of debt for circulation as money.

               THIRD: The amount of the Capital Stock which the Corporation is authorized to issue is $70,000,000, consisting of 30,000,000 shares of par value of $2.00 per share and 500,000 shares of the par value of $20.00 per share. The number of shares which are to be without par value is none.

               FOURTH: The shares of Capital Stock which the Corporation is authorized to issue shall be divided into two classes, consisting of 500,000 shares of Preferred Stock, $20.00 par value which may be issued in one or more series, and 30,000,000 shares of Common Stock, $2.00 par value.

                            DESIGNATIONS AND RELATIVE
                           RIGHTS OF PREFERRED STOCK

               The Board of Directors is vested with the authority to establish and designate series of the Preferred, to fix the number of shares therein, and the variations in the relative rights, preferences and limitations as between series.

                         RELATIVE RIGHTS OF COMMON STOCK

               The  restrictions  and   qualifications   upon  the  preferences,
privileges and voting powers of Common Stock are as follows:

               The holders of shares of Common Stock shall be entitled to receive such dividends as shall be declared from time to time by the Board of Directors.


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               Nothing  contained   herein   shall  limit any legal right of the
Corporation to purchase any shares of its Common Stock, or any options to purchase shares of Capital Stock of the Corporation of any class whatsoever.

                  75% VOTE REQUIRED UNDER CERTAIN CIRCUMSTANCES

               Any merger or consolidation of the Corporation, or any of its subsidiaries, with or into any other corporation; any sale, lease, exchange or other disposition of the Corporation or any of its subsidiaries, of all or substantially all of its assets to any other corporation, person, entity, or any purchase, lease or other acquisition by the Corporation, or any of its subsidiaries, or any assets or securities or combination thereof, from any other corporation, person or entity in exchange for voting securities (or securities convertible into voting securities or options, warrants or rights to purchase voting securities or securities convertible into voting securities) of the Corporation, or any of its subsidiaries, shall require the affirmative vote of the holders of (i) at least seventy-five percent (75%) of the outstanding shares of each class of capital stock of the Corporation entitled to vote in elections of directors and (ii) at least a majority of the remaining outstanding shares (which are not beneficially owned, directly or indirectly, by such other corporation, person or entity) of each class of capital stock of the Corporation entitled to vote in elections of directors, if, as of the record date of the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity which is a party to such transaction is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding shares of any class of capital stock of the Corporation entitled to vote in elections of directors. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange.

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               Beneficial  Owner  Defined.  For  purposes of this Article Fourth any other corporation, person or entity shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation:

                        (a) which it owns directly or indirectly, whether or not of record;

                        (b) which it has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants or options or otherwise;

                        (c) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of Subsection (b) above) by any "affiliate" or "associate" as those terms were defined on February 19, 1976 in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934; or

                        (d) which are beneficially owned, directly or indirectly (including shares deemed to be owned through application of Subsection (b) above), by any other corporation, person or entity with which it, or its "affiliate" or "associate", has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Corporation.

                        For   the    purposes   of  this   Article   Fourth  the
                  outstanding shares of any class of capital stock of the Corporation shall include any shares deemed owned through the application of Subsection (b), (c) and (d) above, but shall not include any other shares that may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants, options, or otherwise.

                  POWER OF BOARD. The Board of Directors shall have the power and duty to determine for the purposes of this Article on the basis of information available to the Corporation, whether:

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                        (a)  such    other    corporation,    person  or  entity
                  beneficially owns five percent (5%) or more of the outstanding shares of any class of capital stock of the Corporation entitled to vote in election of directors;

                        (b) such other corporation, person or entity is an "affiliate" or "associate" (as defined above) of another;

                        (c) the memorandum of understanding referred to below accurately describes the transaction to which it relates; and

                        (d) the proposed transaction is in the best interest of the Corporation and its shareholders.

                  In determining that the transaction is in the best interests of the Corporation and its shareholders the directors may give due consideration to all relevant factors including but not limited to the consideration offered; their view of the future prospects and value of the Corporation, the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries. Any such determination shall be conclusive and binding for all purposes of this Article.

                  Exceptions. The 75% shareholder approval provisions of this Article shall not apply to any merger, consolidation, sale, lease, exchange, purchases, or other transactions described herein:

                        (a) if the Board of Directors of the Corporation shall have approved by resolution of a memorandum or understanding with the other corporation, person or entity with whom the transaction is proposed after determining that it is in the best interest of the Corporation and its shareholders;

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                        (b)  if  the  transaction involves only the Corporation,
                  or any of its subsidiaries, and a corporation of which a majority of the outstanding shares of each class of capital stock entitled to vote in election of directors is owned of record or beneficially by the corporation or any of its subsidiaries.

                  Any director may be removed at any time, without cause, by the affirmative vote, at any shareholders' meeting, by the holders of at least seventy-five percent (75%) of the outstanding shares of each class of capital stock of the Corporation entitled to vote at such meeting.

                  This Article shall not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than seventy-five (75%) percent of the outstanding shares of stock of each class of the Corporation entitled to vote thereon.

                              NO PREEMPTIVE RIGHTS

                  No holder of any shares of any class of the Corporation shall be entitled as of right to purchase or subscribe for any part of any capital stock of the Corporation authorized by this Certificate or of any additional capital stock of any class to be issued by reason of any increase of the authorized capital stock of the Corporation, or of any bonds, certificates of indebtedness, debentures or other securities convertible into capital stock of the Corporation, but any capital stock authorized by this Certificate, or any such additional authorized issue of new capital stock or of securities convertible into capital stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner the Board of Directors may in their discretion determine, without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders.


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                    AUTHORITY OF BOARD TO ISSUE CAPITAL STOCK
                            AND CONSIDERATION THEREOF

                  Without action by the stockholders, the shares of capital stock may be issued by the Corporation from time to time for such consideration, not less than the par value thereof in case of shares having a par value, as may be fixed from time to time by the Board of Directors thereof, and any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further call or assessment thereon or for any further payment thereon.

                  FIFTH:    The  office  of  the Corporation is to be located in
the County of Queens, State New York.

                  SIXTH:    The duration of the Corporation is to be perpetual.

                  SEVENTH: The Secretary of the State of New York is hereby designated as the Agent of the Corporation upon who process in any action or proceeding against it may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is c/o Mr. Bernard Fife, 37-18 Northern Boulevard, Long Island City, New York 11101.

                  EIGHTH: Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in persons at a meeting.

                  NINTH:   The   corporation   shall,  to   the  fullest  extent
permitted by Article 7 of the Business Corporation Law of the State of New York, as the same may be amended and


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supplemented,  indemnify  any and  all  persons  whom it  shall  have  power  to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he or she served at the request of the corporation.

                  TENTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

                  5. The foregoing amendments to the Restated Certificate of Incorporation were authorized by the affirmative vote of a majority of the shares of stock entitled to vote thereon.

                  IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 31st day of July, 1990.

                                                          LAWRENCE I. SILLS
                                                    ----------------------------
                                                    Lawrence I. Sills,
                                                    President

                                                           MARK S. CHANKO
                                                    ----------------------------
                                                    Mark S. Chanko,
                                                    Secretary


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